Exhibit 99.2

O-I earnings presentation First Quarter 2012

1 Introduction Agenda Business discussion Financial review Business outlook Concluding remarks and Q&A Presenters Regulation G The information included in this presentation regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating bonus payments. Further, the information in this presentation regarding free cash flow and underlying free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending from continuing operations (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management defines underlying free cash flow as cash provided by continuing operating activities less capital spending from continuing operations (both as determined in accordance with GAAP), plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. Management expects that the proceeds from the sale of these certain facilities should offset most or all of the replacement capacity capital spending in China and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This presentation contains “forward looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real and Australian dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to the economic conditions in Europe and Australia, the expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, including natural gas prices, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, (14) the Company’s ability to further develop its sales, marketing and product development capabilities, (15) the Company’s ability to resolve its production and supply chain issues in North America, (16) the Company’s success in implementing necessary restructuring plans, and the impact of such restructuring plans on the carrying value of recorded goodwill, (17) the Company’s ability to successfully navigate the structural changes in Australia, (18) the proceeds from the land sales in China do not occur in the time schedule or amount that the Company expects, and (19) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by he Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this presentation. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. Al Stroucken Chairman and CEO Ed White SVP and CFO

2 First Quarter 2012 results Business discussion 1Q12 Adjusted EPS was $0.73/sh, $0.53/sh in 1Q11 Strong operating performance and non-recurrence of significant flooding in Australia last year Shipments down ~2% YoY (flat excl. China) Shipments flat to slightly up in EU, NA and SA Price and product mix up nearly 4% YoY Business outlook (YoY basis) 2Q12 Improved operating performance, esp. in North America Global volumes down slightly Favorable price/inflation spread expected to be >1Q12 2H12 Strong 2H11 improvement provides a challenging comp Expect 2H12 results to track in line with 2H11 Adjusted net earnings per share (1) EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. 1Q11 retrospectively adjusted as a result of the Company’s change of inventory accounting method in the United States. (2)

3 Improved Results in Most Regions Business discussion ($ Millions) First Quarter Segment Operating Profit Total Segment Operating Profit 1Q12 $260M 1Q11 $208M

4 Strong Operating Performance Boosts Profit Financial review 1 Reportable segment sales in 1Q12 exclude $18 million of revenue, principally for the Company’s global equipment sales business. 2 Contractual cost-pass through provision primarily relates to N. America energy costs. 3 Primarily relates to approximately $22 million due to improved fixed cost absorption, cost savings and inventory standard cost adjustments, as well as approximately $9 million from the non-recurrence of cost penalties from flooding in Australia in 1Q11. Reportable Segments Sales (1)Operating ProfitAdjusted Net Income ($ Millions)($ Millions)(Non-GAAP EPS) 1Q11$1,692$208$0.53 Price Price and product mix63 63 0.29 Cost pass-through provision (2)(8) - - Cost Inflation(50) (0.23) Spread 13 0.06 Sales volume(4) - - Manufacturing and delivery (3)31 0.14 Operating and other costs13 0.06 Currency translation(22) (5) (0.02) Operational29 52 0.24 Retained corporate costs (0.08) Net interest expense 0.06 Noncontrolling interests 0.01 Effective tax rate (0.03) Non-operational - - (0.04) Total reconciling items29 52 0.20 1Q12 $1,721 $260 $0.73

Balance sheet, cash flow and capital structure
Financial review

Highlight of select balance sheet and cash flow items [1]

($M)

	1Q12	1Q11	Δ YoY
Cash	$299	$430	($131)
Debt	$4,130	$4,363	($233)
Net debt	$3,831	$3,933	($102)
Net debt to EBITDA [2]	3.0x	3.0x	-
Underlying Free Cash Flow [3]	($164)	($158)	($6)
Capital expenditures	($73)	($73)	$0
Working capital use	($275)	($249)	($26)
Asbestos payments	($30)	($33)	$3

2012 Outlook

Capital allocation priorities

- Reduce leverage ratio
- Europe capacity adjustments
- Australia restructuring
- China furnace replacement
- Brazil furnace expansion

[1] All information presented is from continuing operations only.
[2] Total debt less cash divided by bank credit agreement EBITDA. See appendix for EBITDA reconciliations. Current bank covenants allow for a maximum ratio of 4.0x.
[3] Underlying free cash flow is defined as cash provided by continuing operating activities less capital spending, plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. For 1Q12, $3 million of replacement capex in China was added back to arrive at underlying free cash flow. The Company received its first installment of proceeds ($11 million) on the sale of its former Guangzhou facility in 1Q12. These proceeds are excluded from underlying free cash flow.

5

Business Outlook

Favorable / Unfavorable
Impact on Earnings

	2Q12 vs 2Q11	Comments
Operating Profit		
Europe	↔	• Sales volume down low single-digits • Expected benefit from higher prices offsetting inflation
North America	↑	• Sales volume up low single-digits • Non-recurrence of PY supply chain issues
Asia Pacific	↑	• Sales volume down single-digits • Prior capacity curtailments lower costs
South America	↔	• Sales volume up low single-digits • Positioned for stronger 2H12
Non-Operational		
Corporate and Other Costs	↓	• Corporate costs consistent with 1Q12 • ETR ~25% compared to ~24% in 2Q11
Net Income		
Adjusted Earnings	↑	• Expected 2Q12 adjusted earnings to exceed 2Q11

6

7 Concluding remarks and Q&A Good start for 2012 Strong operational performance Benefit from higher prices offsetting cost inflation to repair margins Remain flexible to match capacity with demand Primarily in Europe where demand uncertainty is greatest Underlying free cash flow not likely to be below $250M for FY12 Priorities – lower leverage ratio, Europe capacity adjustments, Australia restructuring, China furnace replacement and Brazil furnace expansion Second quarter 2012 earnings dates Press release to be issued after market close Wednesday, July 25, 2012 Earnings conference call Thursday, July 26, 2012 @ 8:30am ET

Appendix

9 Reconciliation of GAAP to non-GAAP items  Three months ended March 31 $ Millions, except per-share amounts 2012 2011 Earnings EPS Earnings EPS Earnings from Continuing Operations $122 $0.73 $83 $0.50 Attributable to the Company Items that management considers not representative of ongoing operations consistent with Segment Operating Profit • Charges for restructuring 6 0.03 Adjusted net earnings $122 $0.73 $89 $0.53 Diluted shares outstanding (millions) 166.2 166.1

10 Free cash flow (1) Free cash flow is cash provided by continuing operating activities less capital spending. Underlying free cash flow is defined as cash provided by continuing operating activities less capital spending plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. Plus: Loss from discontinued operations $ Millions Three months ended March 31 2012 2011 Net Earnings $125 $86 Plus: Loss from discontinued operations 1 1 Earnings from continuing operations 126 87 Non-cash charges: Depreciation and amortization 113 114 Restructuring and asset impairment - 8 Pension expense 22 23 All other non-cash charges 10 11 Payments and other reconciling items: Asbestos-related payments (30) (33) Restructuring payments (30) (4) Pension contributions (17) (12) Change in components of working capital (275) (249) Change in non-current assets and liabilities (13) (30) Cash utilized in continuing operating activities (94) (85) Additions to PP&E (73) (73) Free Cash Flow (1) $(167) $(158) Addback - China replacement capex 3 - Underlying Free Cash Flow (1) $(164) $(158)

Reconciliation of credit agreement EBITDA to net earnings attributable from continuing operations 11 (1) Based on historical EBITDA of acquired entities and for those periods not already included in net income from continuing operations. $ Millions 2012 2011 Earnings from continuing operations (442) $ 302 $ Interest expense 302 273 Provision for income taxes 101 125 Depreciation 400 387 Amortization of intangibles 20 21 EBITDA 381 1,108 Adjustments in accordance with the Company’s bank credit agreement: Asia Pacific goodwill adjustment 641 - Charges for asbestos-related costs 170 79 Pro forma EBITDA for acquistions (1) - 36 Restructuring and asset impairment 104 21 Other - 58 Credit Agreement EBITDA 1,296 $ 1,302 $ Last 12 months ended March 31